NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

TORREY U.S. STRATEGY PARTNERS, LLC

Tendered Pursuant to the Offer to Purchase
Dated March 20, 2009

The Offer and withdrawal rights will expire
at, and this Notice of Withdrawal must be
received by the Fund by, 12:00 a.m. midnight, Eastern Standard Time, on April 20, 2009, unless the Offer is extended.

Complete this Notice of Withdrawal and Return by Mail or Fax to:

Torrey Associates, LLC

505 Park Avenue
Fifth Floor
New York, New York 10022
Fax: (212) 644-8333

For additional information:
Phone: (866) 644-7800

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company interest in Torrey U.S. Strategy Partners, LLC (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

☐	Entire limited liability company interest.

☐	Portion of limited liability company interest expressed as a specific dollar value. $___________

☐	Portion of limited liability company interest in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:
____________________________________ Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)	____________________________________ Print Name of Investor
____________________________________ Print Name of Investor	____________________________________ Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)
____________________________________ Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)	____________________________________ Print Name of Signatory and Title
____________________________________ Print Name of Joint Tenant	____________________________________ Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)
____________________________________ Print Name and Title of Co-signatory

Date:   ____________________

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